Exhibit 99.1

Q2 2018 Unsecured Bond Covenants(1)

	Requirement	Current Ratio
Total Debt to Total Asset Value	≤ 60%	26.8%
Secured Debt to Total Asset Value	≤ 40%	3.5%
Unencumbered Asset Value to Unsecured Debt	> 150%	405.4%
Interest Coverage Ratio	> 1.5x	5.3x
(1) Computed in accordance with the First Supplemental Indenture filed November 24, 2014 with the SEC.

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